                                      Lease

                                     Between

                    CARRIAGE IV OFFICE CENTER, L.L.C., Lessor

                                     - and -

                          ROBOCOM SYSTEMS, INC., Lessee



                                 Dated: 12/19/96

                               TABLE OF CONTENTS

BASIC LEASE PROVISIONS AND DEFINITIONS ...............................     1

1.   DESCRIPTION .....................................................     3
2.   TERM ............................................................     3
3.   BASIC RENT ......................................................     3
4.   USE AND OCCUPANCY ...............................................     3
5.   CARE AND REPAIR OF PREMISES/ENVIRONMENTAL .......................     3
6.   ALTERATIONS, ADDITIONS OR IMPROVEMENTS ..........................     5
7.   ASSIGNMENT AND SUBLEASE .........................................     5
8.   COMPLIANCE WITH RULES AND REGULATIONS ...........................     8
9.   DAMAGES TO BUILDING/WAIVER OF SUBROGATION .......................     8
10.  EMINENT DOMAIN ..................................................     9
11.  INSOLVENCY OF LESSEE ............................................    10
12.  LESSOR'S REMEDIES ON DEFAULT ....................................    10
13.  DEFICIENCY ......................................................    10
14.  SUBORDINATION OF LEASE ..........................................    11
15.  SECURITY DEPOSIT ................................................    12
16.  RIGHT TO CURE LESSEE'S BREACH ...................................    12
17.  MECHANIC'S LIENS ................................................    12
18.  RIGHT TO INSPECT AND REPAIR .....................................    13
19.  SERVICES TO BE PROVIDED BY LESSOR ...............................    13
20.  INTERRUPTION OF SERVICES OR USE .................................    13
21.  BUILDING STANDARD OFFICE ELECTRICAL SERVICE .....................    14
22.  ADDITIONAL RENT .................................................    17
     (A)  Operating Cost Escalation ..................................    17
     (B)  Fuel, Utilities and Electric Cost Escalation ...............    18
     (C)  Tax Escalation .............................................    18
     (D)  Lease Year .................................................    19
     (E)  Payment ....................................................    19
     (F)  Books and Records ..........................................    20
     (G)  Right of Review ............................................    20
     (H)  Occupancy Adjustment .......................................    20
23.  LESSEE'S ESTOPPEL ...............................................    21
24.  HOLDOVER TENANCY ................................................    21
25.  RIGHT TO SHOW PREMISES ..........................................    21
26.  LESSOR'S WORK - LESSEE'S DRAWINGS ...............................    21
27.  WAIVER OF JURY TRIAL/NON-MANDATORY COUNTERCLAIMS ................    22

                                      (i)

28.  LATE CHARGE .....................................................    22
29.  INSURANCE .......................................................    22
     (A)  Lessee's Insurance .........................................    22
     (B)  Lessor's Insurance .........................................    25
     (C)  Waiver of Subrogation ......................................    25
30.  NO OTHER REPRESENTATIONS ........................................    25
31.  QUIET ENJOYMENT .................................................    25
32.  INDEMNITY .......................................................    26
33.  APPLICABILITY TO HEIRS AND ASSIGNS ..............................    26
34.  PARKING SPACES ..................................................    26
35.  LESSOR'S EXCULPATION ............................................    27
36.  RULES OF CONSTRUCTION\APPLICABLE LAW ............................    27
37.  BROKER ..........................................................    28
38.  PERSONAL LIABILITY ..............................................    28
39.  NO OPTION .......................................................    28
40.  DEFINITIONS .....................................................    28
     (A)  Lessee's Percentage ........................................    28
     (B)  Common Facilities ..........................................    29
     (C)  Force Majeure ..............................................    29
     (D)  Building Hours .............................................    29
     (E)  Additional Rent ............................................    30
41.  LEASE COMMENCEMENT ..............................................    30
42.  NOTICES .........................................................    30
43.  ACCORD AND SATISFACTION .........................................    30
44.  EFFECT OF WAIVERS ...............................................    30
45.  MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE ......................    31
46.  LESSOR'S RESERVED RIGHTS ........................................    31
47.  CORPORATE AUTHORITY .............................................    31
48.  GOVERNMENT REQUIREMENTS .........................................    31
49.  RENEWAL OPTION ..................................................    31
50.  RELOCATION BY LESSOR ............................................    32

                                      (ii)

LEASE made the 19 day of December, 1996 between CARRIAGE IV OFFICE CENTER, L.L.C. whose address is 106 East Linden Street, Englewood New Jersey 07611 (hereinafter referred to as "Lessor"); and ROBOCOM SYSTEMS INC. a New Jersey Corporation whose address is 539 Duric Avenue, Closter, New Jersey (hereinafter referred to as "Lessee").

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease the following terms whenever used in this Lease should have only the meanings set forth in this Section unless such meanings are expressly modified, limited or expanded elsewhere herein.

(1) Additional Rent: All sums in addition to Term Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

(2)  Base Period Costs: As to the following:

     (A)  Base Operating Costs: Those costs paid during Calendar Year 1997.

     (B) Base Real Estate Taxes: Those Real Estate Taxes incurred for the Building and Office Building Area during Calendar Year 1997.

(3)  Broker(s): CHARLES KLATSKIN CO. INC. AND TROAST REALTY SERVICES.

(4) Building: The building located at 1086 Teaneck Road, Township of Teaneck, County of Bergen, State of New Jersey.

(5)  Building Holidays: Those shown on Exhibit E.

(6) Commencement Date: January 1 1997 and shall for purposes hereof be subject to Sections 26 and 41 hereof.

(7) Demised Premises or Premises: Approximately 2,018 rentable sq. ft, as shown on Exhibit A hereto which includes an allocable share of the Common Facilities as defined in Subsection 40(C).

(8)  Expiration Date: The day before the 5th anniversary of the Commencement
     Date.

(9) Exhibits: The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

         Exhibit A         Premises (as shown by cross-hatching)
         Exhibit A-l       Office Building Area
         Exhibit B         Rules and Regulations
         Exhibit C         Landlord's Work
         Exhibit D         Cleaning Services
         Exhibit E         Building Holidays

(10) Term Basic Rent: $166,485.00 for the Term payable as follows:

     (A)  Annual Basic Rent: $33,297. 00

     (B)  Monthly Basic Rent: $2,774.75.

(11) Lessee's Percentage: 3. 15(%) percent subject to adjustment as provided for in Subsection 40(A).

(12) Office Building Area: Lot 2, Block 4808, on the tax map of the Township of Teaneck, Bergen County, New Jersey.

(13) Parking Spaces: A total of 8 spaces, -0- of which shall be assigned and 8 of which shall be unassigned subject to Article 34.

(14) Permitted Uses: General office use, related to computer and computer software applications.

(15) Security Deposits $5,549.50.

(16) Term: 5 years from the Commencement Date unless extended pursuant to any option contained herein.

(17) Option to Renew: 5 years subject to Article 49.

                                  WITNESSETH:

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1. DESCRIPTION. Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Demised Premises as defined in the Preamble (hereinafter called "Demised Premises" or "Premises") which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble (hereinafter called the "Building"), which is situated on the Office Building Area as defined in the Preamble (hereinafter called "Office Building Area") as described on Exhibit A-l attached hereto and made part of this Lease, together with the right to use in common with other Lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2. TERM. The Premises are leased for the Term to commence on the Commencement Date, and to end at 11:59 p.m. on the Expiration Date, all as defined in the Preamble.

3. BASIC RENT. The Lessee shall pay to Lessor during the Term the Term Basic Rent as defined in the Preamble (hereinafter called "Term Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Term Basic Rent shall accrue at the Annual Basic Rent rate as defined in the Preamble and shall be payable in advance on the first day of each calendar month during the Term in monthly installments of Monthly Basic Rent as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first installment required of Monthly Basic Rent by check, subject to collection, for the first month of the Lease Term. Lessee shall pay Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff. As used in this Lease, Basic Rent shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent, as appropriate.

4. USE AND OCCUPANCY. Lessee shall use and occupy Premises for the Permitted Use as defined in the Preamble and for no other purpose.

5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL. Lessee covenants to commit no act of waste and to take good care of the Premises and fixtures and appurtenances thereon, and shall, in the use and occupancy of the Premises comply with all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with an and all environmental requirements resulting from the Lessee's use of the Premises; this covenant to survive the expiration or sooner termination of the Lease. Lessor shall make all necessary repairs to the Premises. Such repairs shall be made at Lessee's expense, unless the need for the repairs arises from the negligence of Lessor or Lessor's agents, servants or licensees. Lessor shall warrant for one (1) year from the date of this lease the lighting fixtures and plumbing fixtures and shall make repairs at its cost and expense provided, however, that Lessee has not caused the repair due to its negligence and misuse. After the one (1) year warranty, the Tenant may at its cost and expense make any repairs to the premises with its contractors or licensees who must be approved prior to hiring by the Lessor. Lessor shall make all necessary repairs to the Common Facilities, to include the structural portions of the Building and to the Building systems (including the heating, ventilating and air conditioning, electrical and plumbing lines) unless said systems service only the Premises, and to the parking areas, if any, the same to be included as an Operating Cost, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the cost therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon installation, whether paid for in whole or in part by Lessee shall be and remain a part of the Premises and the property of the Lessor. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

     Lessee and Lessor acknowledge the existence of environmental laws, rules and regulations, including but not limited to the provisions of ECRA, as hereinafter defined. Lessee and Lessor shall comply with any and all such laws, rules and regulations. Lessee represents to Lessor that Lessee's Standard Industrial Classification (SIC) Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Premises to ECRA applicability. Any change by Lessee to an operation with an SIC Number subject to ECRA shall require Lessor's written consent. Any such proposed change shall be sent in writing to Lessor sixty (60) days prior to the proposed change. Lessor, at its sole option, may deny consent. Lessee's SIC code number is 7373.

     Lessee hereby agrees to execute such documents as Lessor reasonably deems necessary and to make such applications as Lessor reasonably requires to assure compliance with ECRA. Lessee shall bear all costs and expenses incurred by Lessor associated with any required ECRA compliance resulting from Lessee's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ECRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Lessor. Lessee agrees to indemnify and hold Lessor harmless from any violation of ECRA occasioned by Lessee's use of the Demised Premises. The Lessee shall immediately provide the lessor with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Lessee's compliance and the requirements of the New Jersey Department of Environmental Protection and Energy ("NJDEPE") under ECRA as they are issued or received by the Lessee.

     Lessee agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, and Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seg.), the New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seg. ("ECRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seg., any rules or regulations promulgated hereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Lessee but shall thereafter be deemed to be a Hazardous Substance.

     In the event Lessee fails to comply with ECRA as stated in this Section or any other governmental law as of the termination or sooner of the Lease and as a consequence thereof Lessor is unable to rent the Demised Premises, then the Lessor shall treat the Lessee as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Lessee provided by law in that situation including a monthly rental of two hundred (200%) percent of the Monthly Installment of Term Basic Rent for the last month of the Term of this Lease or any renewal term, payable in advance on the first day of each month, until such time as Lessee provides Lessor with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

     Lessee agrees to indemnify and hold harmless the Lessor and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Lessor or any such mortgagee or threatened against the Lessor or such mortgagee, relating to or arising out of any breach by Lessee of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination.

6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Lessee shall not, without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed, make any alterations, additions or improvements in, to or about the Premises.

7. ASSIGNMENT AND SUBLEASE. Lessee may not mortgage, pledge, hypothecate, assign, transfer, sublet or otherwise deal with this Lease or the Premises in any manner except as specifically provided for in this Section 7:

     (A) In the event that Lessee desires to sublease the whole or any portion of the Premises or assign the within Lease to any other party, the terms and conditions of such sublease or assignment shall be communicated to Lessor in writing not less than thirty (30) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, Lessor shall have the option, exercisable in writing to Lessee, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole lessee of Lessor hereunder, or alternatively to recapture said space, and the within Lessee shall be fully released from any and all obligations hereunder.

     (B) In the event that Lessor elects not to recapture the Lease as hereinabove provided, Lessee may nevertheless assign this Lease or subject the whole or any portion of the Premises, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, and subject to the consent of any mortgagee, trust deed holder or ground lessor, on the basis of the following terms and conditions:

          (1) The Lessee shall provide to Lessor the name and address of the assignee or sublessee.

          (2) The assignee shall assume, by written instruction, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against the Lessor shall be no greater than those of the Lessee.

          (3) The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Term Basic Rent and Additional Rent reserved herein, as and when required to be paid, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

          (4) The Lessee and any assignee shall promptly pay to Lessor any consideration received for any assignment or all of the rent (basic and additional), as and when received, in excess of the Term Basic Rent and Additional Rent required to be paid by Lessee for the period affected by said assignment or sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased.

          (5) In the event, the acceptance by Lessor of any rent (basic and additional) from the assignee or from any of the subtenants or the failure of Lessor to insist upon a strict performance of any of the terms, condition and covenants herein shall not release Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

          (6) Lessor shall require payment in an amount estimated to be the actual cost to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same; up to a maximum of Five Hundred and 00/100 ($500.00) Dollars per request.

          (7) Lessee shall have no claim, and hereby waives the right to any claim, against Lessor for money damages by reason of any refusal, withholding or delaying by Lessor of any consent, and in such event, Lessee's only remedies therefor shall be an action of specific performance, injunction or declaratory judgement to enforce any such requirement.

     (C) Any sublet or assignment to an affiliated company shall not be subject to the provisions of Subsections 7(A), 7(B)(4) or 7(B)(6) hereof and shall not require Lessor's prior written consent, but all other provisions of this Section shall apply.

     (D) In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

          Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

     (E) Without limiting any of the provisions of Sections 11 and 12, if pursuant to the Federal Bankruptcy Code (herein the "Code"), or any similar law hereafter enacted having the same general purpose, Lessor declines the right provided it in Subsection 7(D) hereof and Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security or an irrevocable Letter of Credit in an amount equal to one ( 1) year's Annual Basic Rent and Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Lessor), which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in
          Section 15.

     (F) Except as specifically set forth above, no portion of the Demised Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

     (G) If Lessee is a corporation and if at any time during the Lease Term the persons owning a majority of its "voting stock" at the time of the execution of this Lease should cease to own a majority of such voting stock (except as the result of transfers by bequest or inheritance), Lessee covenants to notify Lessor of any such transfer and such transfer shall be deemed an assignment of this Lease. In the event of such transfer, Lessor may either (a) not unreasonably withhold its consent thereto or (b) terminate this Lease by notice to Lessee to be effective ninety (90) days after service. This section shall not apply whenever Lessee is a corporation, the outstanding stock of which is listed on a recognized stock exchange. For the purposes of this
          Section 7(G), stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, to and including the date of this Lease, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

8. COMPLIANCE WITH RULES AND REGULATIONS. Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgement, to absorb and prevent vibration, noise and annoyance.

9. DAMAGES TO BUILDING/WAIVER OF SUBROGATION. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or if any damage to the Premises costing more than Fifty Thousand and 00/100 ($50,000.00) Dollars occurs within the last twelve (12) months of the Term, then Lessor shall, no later than the sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease, or, if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee shall, no later than the sixtieth (60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter; and Term Basic Rent and any Additional Rent shall be apportioned as of the date of said surrender, and any Term Basic Rent or any Additional Rent paid for any period beyond the latter of the thirtieth
     (30th) day after said notice or the date Lessee surrenders possession shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease or if, despite the cost, Lessor does not elect to terminate this Lease pursuant to any right contained herein or if Lessor shall have no such right, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined and subject to the availability and adequacy of the insurance proceeds and Lessee shall have no right to terminate this Lease, except as specifically set forth above. Lessor need not restore fixtures and improvements owned by Lessee.

     In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in the Term Basic Rent and an equitable reduction in the Base Period Costs as established in Section 22 depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words, "restoration" and "restore" as used in this Section shall include repairs. If the damage results from the fault of Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Term Basic Rent, except to the extent of any rent insurance received by Lessor.

     Except as provided in Section 5 hereof, notwithstanding the provisions of this Section of the Lease or any other provision of this Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein "property damage"), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Lessee, waives all claims against any tenant of the Building that has similarly waived claims against such Lessee) and each party shall obtain, for each policy of such insurance, provisions waiving any claims against the other party (and against any other tenant(s) in the Building that has waived subrogation against the Lessee) for loss or damage within the scope of such insurance.

10. EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Term Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Term Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Term Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award.

11. INSOLVENCY OF LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of credits, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Section 13 hereof

12. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of Term Basic Rent, or any Additional Rent, or defaults pursuant to Subsection 29(A)(5) hereof or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Term Basic Rent or Additional Rent default within ten (10) days of the giving of such notice of the default pursuant to Subsection 29(A)(5) within forty-eight (48) hours of the giving of such notice of other default within twenty (20) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such twenty (20) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Sections 11 and 12 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effect.

13. DEFICIENCY. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive the Term Basic Rent or Additional Rent therefore. Term Basic Rent and Additional Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Term Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Term Basic Rent and Additional Rent and other sums herein agreed to be paid by Lessee, as and when due, less the net proceeds of the reletting, if any, as ascertained from time to time, as of the due date, and the same shall be payable by Lessee on the several rent days above specified, Lessee shall not be entitled to any surplus accruing as a result of any such reletting, nor shall any surplus be applied to offset the damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for Term Basic Rent and Additional Rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the Term Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

     Alternatively, in any ease where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity), become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Term Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the Term demised, as the same may have been extended or renewed, and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of rent (basic and additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installation was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

     Lessee hereby waives all right of redemption to which Lessee or any person under lessee might be entitled by any law now or hereafter in force. In addition, in the event of a default which results in the Lessor recovering possession of the Demised Premises, Lessor shall be under no duty to mitigate Lessee's damages as provided for in this Section 13.

     Lessor's remedies hereunder are in addition to any remedy allowed by law.

     Lessee agrees to pay as Additional Rent, all attorney's fees and other expenses incurred by the Lessor in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

14. SUBORDINATION OF LEASE. This Lease and any option contained herein shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any first mortgage or first trust deed, be subject and subordinate to any such underlying leases and to any such first mortgage or first mortgage or first trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage or first trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage or first trust deed or by any of the lessors under such underlying leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instruments for Lessee. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

15. SECURITY DEPOSIT. In the event any security is required to be deposited pursuant to the terms of this Lease and in the event Lessor uses any of said security deposit to cure Lessee's default(s) or meet any of the Lessee's obligations, Lessee covenants to upon demand replace the amount so utilized. In the event of a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the security to the vendee for the benefit of Lessee, and Lessor shall be considered released by Lessee from all liability for the return of such security; and Lessee agrees to look solely to the new lessor for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new lessor. The security deposited as provided for herein shall not be mortgaged, assigned or encumbered by Lessee without the written consent of Lessor.

     In the event Lessee is not in default of this lease, then within thirty
     (30) days of the expiration of this lease, the security deposit shall be returned.

     In the event of the insolvency of the Lessee, or in the event of the entry of a judgment in bankruptcy in any court against Lessee which is not discharged within ninety (90) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in the amount specified in Section 7(E) to adequately assure Lessee's performance of all of its obligations under this Lease to deposit the security required by this Section within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

16. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorneys' fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional rent payable on demand.

17. MECHANIC'S LIENS. Lessee shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest or Lessor or any ground or underlying lessor in any portion of the Premises. If, because of any act or omission (or alleged act or omission) of Lessee, any Notice of Intention, mechanic's or other lien, charge, or order for the payment of money or other encumbrance shall be filed against Lessor and/or any ground or underlying lessor and/or any portion of the Premises (whether or not such lien, charge, order, or encumbrance is valid or enforceable as such), Lessee shall, at its own cost and expense, cause the same to be discharged of record or bonded within thirty (30) days after the filing thereof; and Lessee shall indemnify and save harmless Lessor and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Lessee fails to comply with the foregoing provisions, Lessor shall have the option of discharging or bonding any such lien, charge, order, or encumbrance, and Lessee agrees to reimburse Lessor for all costs, expenses, and other sums of money in connection therewith (as additional rental) with interest at the maximum rate permitted by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Lessee of any contractor or subcontractor of Lessee for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion or the Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Lessee to obtain payment for same.

18. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this lease) at any reasonable time on reasonable notice to Lessee (except that not notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. Lessor shall use its beset efforts not to interfere with Lessee's business operation.

19. SERVICES TO BE PROVIDED BY LESSOR. Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, during Business Hours and except on holidays as set forth on Exhibit E attached hereto and made a part hereof:

     (A) The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

     (B) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season.

     (C)  Cold and hot water for drinking and lavatory purposes.

     (D)  Elevator service.

     (E) Restroom supplies and exterior window cleaning when reasonably required.

     Lessee shall pay the reasonable cost (as determined in Lessor's sole judgment) of services provided by Lessor at Lessee's request during non-Building Hours.

20. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or at the office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement of Term Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service. If Lessor fails to take such measures as may be reasonable under the circumstances to restore the curtailed service, Lessee's remedies shall be limited to an equitable abatement of Term Basic Rent and Additional Rent for the duration of the curtailment beyond said reasonable period, to the extent such Premises are not reasonably usable by Lessee or to a claim of constructive eviction. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive days, by the making of repairs, replacement or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agent, servants, visitors or licensees, there shall be a proportionate abatement of Term Basic Rent and Additional Rent from and after said tenth (10th) consecutive day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined. The remedies provided for in this Section 20 shall be Lessee's sole remedies for any interruption of service or use as described above.

21.  BUILDING STANDARD OFFICE ELECTRICAL SERVICE.

     (A) For so long as lessee is not in default with respect to this Lease, Lessor agrees to redistribute Building Standard office Electrical Service (as hereinafter defined), to the Premises, consistent with the requirements as set forth on Exhibit C, attached hereto and made a part hereof (not exceeding the present electrical capacity at the Premises) upon the following terms and conditions:

          (i) Lessee agrees that an independent electrical engineering consultant selected by Lessor, but to be paid by Lessor, shall make a survey of the electrical power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises to determine the average monthly electric consumption thereof. After Lessor's consultant has submitted its report, Lessee shall pay to Lessor, within ten (10) days after demand therefor by Lessor, the amount determined by said consultant as owing from the Lease Term's commencement, and the then expired months, to include the then current month and thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the Term commences or ends on any other than the first or last day of the month.

               Notwithstanding the foregoing, the parties hereto agree that based upon the plans and information submitted to Lessor and attached hereto as Exhibit C, the cost to Lessee for electrical energy to the Premises shall be $1.25 per rentable square foot per annum, subject, however, to increase or decrease by survey as set forth above if Lessee's use of said electrical energy, as determined by such survey on the basis of applicable energy rates.

               Notwithstanding the above, should Lessee dispute the determination made by Lessor's independent electrical engineering consultant then Lessee shall be free to, at Lessee's sole cost and expense, employ the services of a qualified independent electrical engineering consultant who shall conduct a survey of Lessee's electric lighting fixtures and electric equipment to determine the average monthly electric consumption utilized by Lessee. If Lessor's consultant and Lessee's consultant cannot agree on Lessee's average monthly electric consumption or, in such case, cannot agree on an independent third electrical engineering consultant acceptable to both whose decision shall be final and binding, either party may request the American Arbitration Association in New Jersey at a location to be determined by the parties, appoint such independent third electrical engineering consultant whose decision shall be final and binding upon the parties. The Lessee shall pay the cost of any such third consultant. Pending resolution of the issue, Lessee shall pay to Lessor the charge established by Lessor's consultant, subject to adjustment upon final determination of this issue.

          (ii) In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Binding Standard Office Electrical Service, or the imposition of any tax with respect to such service or increase in any such tax following the Lease Term's commencement, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Lessee's surveyed usage as if a meter exclusively measuring such usage to the Premises was in place.

          (iii) Any additional electrical energy used by the Building or Office Building Area in excess of the aggregate of all Building Standard Office Electrical Service shall be conclusively deemed as used for Common Facilities electric or lightening and shall be treated pursuant to Subsection 22(B) hereof.

          (iv) Lessee covenants that it shall notify Lessor immediately upon the introduction of any office equipment or lighting different from that on the Premises as of Lessor's electrical survey or in addition to the aforesaid equipment or lighting on the Premises as of said survey. The introduction of any new or different equipment or lighting shall be cause for, at Lessor's election, a resurveying of the Premises at Lessee's expense. Lessor reserves the right to inspect the Premises to insure compliance with this provision.

          (v) Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Section nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of rent. In no event shall Lessor be liable for any business interruption suffered by Lessee.

          (vi) Lessee shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises.

          (vii) Lessee shall make no alteration to the existing electrical risers, wiring and other conductors or outlets, as shown on Exhibit C, without Lessor's consent. Should lessor consent, all such alterations shall be provided by Lessor and the cost therefor paid for by Lessee upon demand as Additional Rent and the provisions of Subsection 21(A)(iv) shall become applicable.

          (viii) Lessee understands that said survey shall be based upon the use of lighting and office equipment during Building Hours, as hereinafter defined. Any use by Lessee beyond Building Hours shall be charged to Lessee.

     (B) Lessor reserves the right to, at any time, install a meter to measure Building Standard Office Electrical Service to the Demised Premises, in which event from and after the installation of said meter (hereinafter "Standard Electric Meter") the following shall apply with respect to Lessee's charges for Building Standard Office Electrical Service.

          (i) Lessee shall, within ten (10) days of receipt of Lessor's bill, pay Lessee's Percentage, as hereinafter defined, of the gross electrical energy consumed in providing Building Standard Office Electrical Service to the Demised Premises as measured by Standard Electric Meter measuring said service.

          (ii) The reasonable cost, as estimated by Lessor's electrical consultant, of any electrical service required to the Premises in excess of Building Standard Office Electrical Service shall, for Lessee and for any other Building tenant requiring said excess service, be paid for in full by the party requesting said excess service, and the cost of gross electrical energy consumed as measured by the Standard Electric Meter shall be appropriately adjusted so that Lessee and all other Building tenants pay their appropriate percentage share as defined in each lease as lessee's percentage or proportionate share as hereinafter defined, applied against the gross electrical energy consumed as measured by the Standard Electric Meter net of any such excess or separately metered Building Standard Office Electrical Service if Lessor installs a separate meter for any tenant.

          (iii) Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Section nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

     (C) In the event the public utility company that furnishes electric energy to Lessor for redistribution to lessee, declines to continue furnishing electric energy for that purpose, Lessor reserves the right to discontinue distributing Building Standard Office Electrical Service to Lessee at any time upon reasonable notice to Lessee. If Lessor exercises such right to termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Lessee shall not be obligated to pay Lessor for said Building Standard Office Electrical Service. If Lessor so discontinues distributing the aforesaid electrical service, Lessee shall arrange to obtain electric energy directly from the public utility furnishing electric energy to the Building. Lessee may obtain such electric energy be means of the then-existing Building system feeders, risers and wiring to the extent the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy from the public utility company shall be installed and maintained by Lessee at its sole expense. If Lessee is unable to obtain such electric service after diligent efforts, Lessee may cancel this Lease.

     (D) For purposes of this Section 21, "Building Standard Office Electrical Service" shall mean the electrical energy required to provide the lighting and operate general office equipment such as typewriters calculators, personal computers and copiers consistent with the requirements as shown on Exhibit C provided such lighting and equipment does not require greater than a 15-amp line (except as otherwise shown on Exhibit C) but in no way event to include electrical energy for the operation of any major computer installation or data processing equipment, which Building Standard Office Electrical Service shall be provided during Building Hours as hereinafter defined.

     (E) For purposes of this Section 21, "Building Hours" shall be from 8:00 a.m. to 6:00 p.m. on every day Monday through Friday and on Saturday from 8:00 a.m. to 1:00 p.m. but excluding those holidays set forth on Exhibit E.

22. ADDITIONAL RENT. It is expressly agreed that Lessee will pay in addition to the Term Basic Rent, provided in Section 3 above, an additional rental to cover Lessee's Percentage, as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the Base Period Costs, as defined in the Preamble, for each of said categories.

     (A) Operating Cost Escalation. If during the Lease Term the Operating Costs incurred for the Building in which the Demised Premises are located and Office Building Area for any Lease Year or proportionate part thereof if the Lease Term expires prior to the expiration of a Lease Year (herein the "Comparison Period") shall be greater than the Base Operating Costs (adjusted proportionately if the comparison Period is less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage, as hereinafter defined, of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; electricity to light the building and power the HVAC systems to the extent such expenses are not specifically reimbursed as set forth in Article 21; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire, rent, liability and other insurance; trash removal; lawn care; snow removal; sums levied, assess, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicle, or reduction or control of motor vehicle traffic, or motor vehicle pollution; and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including depreciation of Building or equipment; interest; income of excess profit taxes; costs of maintaining Lessor's corporate existence; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area or are required under any governmental law, ordinance or regulation, in which event the costs thereof shall be included. As used in this Subsection 22(A), the Base Period Costs for Operating Costs shall be defined in the Preamble.

     (B) Fuel, Utilities and Electric Cost Escalation (hereinafter "Utility and Energy Costs"). If during the Lease Term the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Officer Building Area, for any Comparison Period shall be greater than the Base Utility and Energy Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor as Additional rent, Lessee's Percentage, as hereinafter defined, of all such excess Utility and Energy Costs. As used in this Subsection 22(B), the Base Period Costs for Utility and Energy Costs shall be as defined in the Preamble.

     (C) Tax Escalation. If during the Lease Term the Real Estate Taxes for the Building and Office Building Area at which the Demised Premises are located for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage, as hereinafter defined, of all such excess Real Estate Taxes.

          As used in this Subsection 22(C), the word and terms which follow mean and include the following:

          (i) The Base Period Costs for "Real Estate Taxes" shall be as defined in the Preamble.

          (ii) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Rent Area, or upon the Term Basic Rent and Additional Rent, as such, payable to Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Building and Office Building Area by any other taxes authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax, as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Lessee shall assume and pay to Lessor in full at the time of paying the Term Basic Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Term Basic Rent or Additional Rent or may be imposed on Lessor or on account of the letting or which Lessor may be required to pay or collect under any law now in effect or hereafter enacted.

     (D)  Lease Year. As used in this Lease, Lease Year shall mean the twelve
          (12) month period commencing on the Commencement Date and each twelve
          (12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as Additional Rent for such period, an amount equal to Lessee's Percentage, as hereinafter defined, of the excess for said period over the adjusted based with respect to each of the aforesaid categories. Notwithstanding anything contained herein to the contrary, once the base costs are established, Lessor reserves the right to calendarize billing and payment in order to establish operating consistency.

     (E) Payment. At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage with respect to each of the categories as estimated for the current Lease Year (and for each succeeding Lease Year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) month's) as then known to Lessor, and thereafter, Lessee shall pay as Additional Rent, Lessee's Percentage, as hereinafter defined, of the excess of these costs over the Base Period Costs for the then current period affect by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal installments of Monthly Basic Rent on the first day of each month, such new rates being applied to any months for which the Monthly Basic Rent shall have already been paid which are affect by the Operating Cost escalation and/or Utility and Energy Costs Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding installment of Monthly basic Rent, all subject to final adjustment at the expiration of each Lease Year as defined in Subsection 22(D) hereof (or proportionate part thereof, if the last period prior to the Lease's termination is less than twelve (12) months). However, at Lessor's option, Lessor shall be reimbursed by Lessee monthly during the first Lease Year of the Lease Term for additional utility and Energy Cost Escalations resulting from an increase in the monthly rate over the Base Utility Rate.

          In the event the last period prior to the Lease's termination is less than twelve (12) months, the base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

     (F) Books and Records. For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility, Energy and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

     (G) Right to Review. Once Lessor shall have finally determined said Operating, Utility and Energy or Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

     (H) Occupancy Adjustment. If, with respect to Operating Cost Escalation, as established in Subsection 22(A) hereof, and Utility and Energy Cost Escalation, as established in Subsection 22(B) hereof, the Building is not ninety (90%) percent occupied during the establishment of the respective Base periods then the Base costs incurred with respect to said Operating Costs or Utility and Energy Costs shall be adjusted during any such period within the Base period so as to reflect ninety (90%) percent occupancy. Similarly, if, during any Lease Year or proportionate part thereof subsequent to the Base Period the Building is less than ninety (90%) percent occupied then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety (90%) percent occupancy so that at all times after the Base Period the Utility and Energy Cost or Operating Cost shall not be less than that which would have been incurred had ninety (90%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. To the extent any Operating Cost or Utility and Energy Costs is separately billed or metered or paid for directly by any Building tenant, to include but not to be limited to Lessee, or for which Lessor receives reimbursements, said space shall be considered vacant space for purposes of the aforesaid adjustment.

23.  LESSEE'S ESTOPPEL.

     (A) Lessee shall, from time to time, within fourteen (14) days of Lessor's written request, execute, acknowledge, and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the Monthly Basic Rent and Additional Rent and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default and any such other reasonable information as Lessor may request. It is intended that any such statement delivered pursuant to this Section may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

     (B) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that:

          (i) this Lease is in full force and effect and not modified except as Lessor may represent;

          (ii) not more than one month's Monthly Basic Rent payment has been paid in advance;

          (iii) there are no such defaults; and,

          (iv) notices to Lessee shall be sent to Lessee's mailing address as set forth in this Lease. Notwithstanding the presumptions of this Section, Lessee shall not be relieved of its obligation to deliver said statement.

24. HOLDOVER TENANCY. If Lessee hold possession of the Premises after the Term of this Lease, Lessee shall become a tenant from month to month under the provisions herein provided, but at a Monthly Basic Rent of 150% of the last months base rental and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The time limitations described in this Section 24 shall not be subject to extension for Force Majeure.

25. RIGHT TO SHOW PREMISES. Lessor may show the Premises to prospective purchaser and mortgagees; and, during the nine (9) months prior to expiration of this Lease, to prospective tenants, during Building Hours or reasonable notice to Lessee.

26.  LESSOR'S WORK - LESSEE'S DRAWINGS.

     (A) Lessor agrees that, at Lessor's expense, prior to the commencement of the Term of this Lease, it will do substantially all of the work in the Demised Premises in accordance with Exhibit C attached hereto and made a part hereof. All of said Exhibit C work, whether paid for in whole or in part by Lessee, is and shall remain the Lessor's property.

     (B) Lessee will supply such drawings and information to Lessor as and when required as set forth in Exhibit C. Any delay occasioned by Lessee's failure to supply such drawings and information on or before the dates set forth in Exhibit C shall not delay the Commencement Date of the Term, as hereinafter defined, and Lessee's obligations hereunder and the Commencement Date shall be the date the Premises would have been delivered to Lessee as stated in the Preamble, but for Lessee's delay.

     (C) Lease Commencement shall occur and the Commencement Date is defined as that date when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit C unless Lessor as been precluded from completing said work as a result of Lessee's act or omissions including but not limited to its failure to comply with Subsection 26(B) above. Occupancy by Lessee for the delivery of a Certificate of Occupancy (temporary or permanent) by Lessor (if required pursuant to local law) shall be prima facie evidence that Lessor has done substantially all of the work.

27. WAIVER OF JURY TRIAL/NON-MANDATORY COUNTERCLAIMS. If Lessor commences any summary proceedings or an action for nonpayment of Rent, Lessee shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action. Lessee and Lessor both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

28. LATE CHARGE. Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of six (6%) percent of any installment of Monthly Basic Rent or Additional Rent paid more than seven ()(7) days after the due date thereof for each monthly period or portion thereof that the same remains unpaid, such Late Charge to cover the extra expense involved in handling delinquent payments.

29.  INSURANCE.

     (A)  Lessee's Insurance.

          (1) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that during the entire Term hereof, at its sole cost and expense, Lessee shall obtain, maintain and keep in full force and effect the following insurance:

               (a) "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in an standard extended coverage endorsement from time to time in general use in the State of New Jersey upon property of every description and kind owned by Lessee and or under Lessee's care, custody or control located in the Building or within the Officer Building Area or for which Lessee is legally liable or installed by or on behalf of Lessee, including by way of example not by way of limitation, furniture, fixtures, fittings, installations and any other personal property (but excluding the work done by Lessor in connection with Exhibit C which is owned by Lessor) in an amount equal to the full replacement cost thereof.

               (b) Comprehensive General Liability Insurance coverage to include personal injury, bodily injury, broad from property damage, operations hazard, owner's protective coverage, blanket contractual liability, products and completed operations liability naming Lessor and lessor's mortgagee or trust deed holder and ground lessor (if any) as additional named insureds in an amount per occurrence of not less than One Million and 0/100 ($1,000,000.00) Dollars combined single limit bodily injury and property damage.

               (c) Business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Premises, Building or Office Building Area as a result of such perils.

               (d) Workers Compensation insurance in form and amount as required by law.

               (e) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Lessor or the mortgagees or ground lessors (if any) of Lessor may reasonably require from time to time if in the reasonable opinion of Lessor or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

          (2) All insurance policies required pursuant to this Subsection 29(A) shall be taken out with insurers rated A+XV by A.M. Best Company, Oldwick, New Jersey who are licensed to do business in the State of New Jersey and shall be in form satisfactory from time to time to Lessor. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Lessor not less than fifteen (15) days prior to the commencement of the Term hereof. Such insurance policy or certificate will unequivocally provide any undertaking by the insurers to notify Lessor and the mortgagees or ground lessors (if any) or Lessor in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided, a policy shall be furnished by Lessee within thirty (30) days of the Term's commencement. The aforesaid insurance shall be written with a deductible of no more than Five hundred ($500.00) Dollars.

          (3) In the event of damage to or destruction of the Building and/or Premises entitling Lessor or Lessee to terminate this lease pursuant to Section 9 hereof, and if this Lease be so terminated, Lessee will immediately pay to Lessor all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Lessee's trade fixtures, equipment, furniture or other personal property of Lessee in the Premises) which have become Lessor's property on installation or would have become Lessor's property at the Term's expiration or sooner termination. If the termination of the Lease, at Lessor's election, is due to damage to the Building, and if the Premises have not been so damaged, Lessee will deliver to Lessor, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become on installation or would have become at the Term's expiration, Lessor's property.

          (4) Lessee agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to Section 4 hereof) if or upon the Premises or within the Building or Office Building Area any article which may be prohibited by any insurance policy in force time to time covering the Building or Office Building Area. In the event Lessee's occupancy or conduct of business in or on the Premises or Building or Office Building Area, whether or not the Lessor has consented to the same, results in any increase in premiums for insurance carried from time to time by Lessor with respect to the Building or Office Building Area, Lessee shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Lessor. In determining whether increased premiums are a result of Lessee's use and occupancy a schedule issued by the organization computing the insurance rate on the Building or Office Building Area showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer not or hereafter in effect relating to the Building, Office Building Area or Premises.

          (5) If any insurance policy carried by Lessor Lessee shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, Office Building Area or Building or any part thereof by Lessee or any assignee or sublessee of Lessee or anyone permitted by Lessee to be upon the Premises, and if Lessee fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of

               (i)  forty-eight hours after notice thereof from Lessor, or

               (ii) prior to said cancellation or reduction becoming effective,
                    Lessee shall be in default hereunder and Lessor shall have all of the remedies available to Lessor pursuant to this Lease.

     (B) Lessor's Insurance. Lessor covenants and agrees that throughout the Term it will insure the Building (excluding any property with respect to which Lessee is obligated to insure pursuant to Subsection 29(A)(1)(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor (if any), or if none, as would be carried by a prudent owner of a similar building in the area. In addition, Lessor shall maintain and keep in force and effect during the term, rental income insurance insuring Lessor against abatement or loss of Term Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Term Basic Rent and Additional Rent during, at the minimum, one Calendar Year hereunder. Lessor may, but shall not be obligated, to take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Lessor may require or reasonably determine available. All insurance carried by Lessor on the Building or Office Building Areas shall be included as an Operating Expense pursuant to Subsection 22(A). Notwithstanding its inclusion as an Operating Expense or any contribution by Lessee to the cost of insurance premiums by Lessee as provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor. Lessee further acknowledges that the exculpatory provisions of this Lease as set forth in Subsection 29(A) as to Lessee's insurance are designed to insure adequate coverage as to Lessee's property and business without regard to fault and to avoid Lessor obtaining similar coverage for said loss for its negligence or that of its agent, servants or employees which could result in additional costs includable as part of Operating Expenses which are payable by Lessee. Lessor will not carry insurance of any kind on Lessee's furniture or furnishing, or on any fixtures, equipment, appurtenances or improvements (other than those enumerated in Exhibit C which belong to Lessor) of Lessee under this Lease and Lessor shall not, except as to the aforesaid Exhibit C items owned by Lessor, be obligated to repair any damage thereto or replace the same.

     (C) Waiver of Subrogation. Any all risk policy or similar casualty insurance, which either party obtains in connection with the Premises, Building or Office Building Area shall include a clause or endorsement denying the insurer any rights or subrogation against the other party (i.e. Lessor or Lessee) for all perils covered by said policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage.

30. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promises(s).

31. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the Term Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceable and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

32. INDEMNITY. Lessee shall indemnify and save harmless Lessor and its agents against and from

     (a)  any and all claims

          (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Demised Premises during the Term of this Lease or during the period of time, if any, period to the Commencement Date that Lessee may have been given access to the Demised Premises, or

          (ii) arising from any neglect or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and

     (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding. The provisions of this Section 32 shall survive the expiration or earlier termination of this Lease.

33. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee n possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof or if a mortgagee shall take possession of the Premises, Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry our any and all covenants and obligations of Lessor hereunder.

34. PARKING SPACES. Lessee's occupancy of the Demised Premises shall include the use of those assigned and unassigned parking spaces as enumerated in the Preamble. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers, and employees. If any vehicle of Lessee, or if any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such reasonable penalty as may be fixed by Lessor from time to time, provided such penalties are imposed upon all tenants. All amounts due under the provisions of this Section shall be deemed to be Additional Rent. Lessor reserves the right to reassign assigned parking to comparable facilities in connection with any modification to the Building or Office Building Area permitted pursuant to this Lease. Nothing contained herein shall be deemed to impose any obligation on Lessor to police the parking area.

35. LESSOR'S EXCULPATION. Except as set forth in this Lease, Lessor shall not be liable to Lessee for any loss suffered by Lessee under any circumstances, including, but not limited to

     (i) that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, efforts or omissions in the construction or design of the Premises and/or the Building and Office Building Area including the structural and nonstructural portions thereof; or

     (ii) loss of or injury to Lessee or to Lessee's property or that for which Lessee is legally liable from any cause whatsoever, including but not limited to theft or burglary; or

     (iii) that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Lessor is obligated to furnish pursuant to this Lease; or

     (iv) that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Lessor; or

     (v) any interruption to Lessee's business, however occurring, but this exculpatory provision shall not preclude Lessee's remedies as specifically provided for in Section 20 with respect to interruption of services or use.

          The aforesaid exculpatory Section is to induce the Lessor, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Lessee either through insurance or self-insurance or combinations thereof thereby permitting potential costs savings in connection with the Operating Expenses borne by Lessee pursuant to Section 22.

36. RULES OF CONSTRUCTION/APPLICABLE LAW. Any table of contents, captions, heading and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Lessee's part to be performed, shall be deemed and construed as a separate and independent covenant of Lessee, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the State courts of New Jersey. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent to invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

37. BROKER. Lessee and Lessor represent and warrant one to the other that the Broker, as defined in the Preamble, is the sole broker with whom wither party has negotiated in bringing about this Lease, and Lessee and Lessor agree to indemnify and hold each other and Lessor's mortgagee(s) harmless and from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. In no event shall

     Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. Lessor agrees to be solely responsible for all brokerage fees owed to the Broker as defined in the Preamble.

38. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach of Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without exceptions whatsoever. A deficit capital account of any portion in Lessor shall not be deemed an asset or property of Lessor. The foregoing limitation of liability shall be noted in any judgment secured against Lessor and in the judgment index.

39. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

40.  DEFINITIONS.

     (A) Lessee's Percentage. The parties agree that lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the sum arrived at by dividing the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) as set forth in Section 1 (the Numerator), plus any additional gross square footage leased from time to time pursuant to this Lease, by the total number of gross square feet of the entire Building (or additional building that may be constructed within the Office Building Area) (the denominator), measured outside wall to outside wall but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provided additional leasing area. Lessor shall also have the right to construct additional building in the Office Building Area for such proposes as Lessor may deem appropriate and subdivide the lands for the purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Demised Premises is located. If any service provided for in Subsection 22(A) or any utility provided for in Subsection 22(B) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be deemed vacant and if applicable subject to the Occupancy Adjustment set forth in Subsection 22(H). Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred (100%) percent.

     (B) Common Facilities. Common Facilities shall include, by way of example and not by way of limitation, the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts; and vertical ducts with their enclosing walls. Lessee's use of those Common Facilities not open to all tenants is subject o Lessor's consent which may be denied for any reason. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Office Building Area, or to discourage non-tenant parking or to prevent the dedication of the same, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Lessee.

     (C) Force Majeure. Force Majeure shall mean and include those situations beyond both party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Term Basic Rent or Additional Rent and except as to the time periods set forth in Section 24, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due for Force Majeure.

     (D) Building Hours. As used in this Lease, the Building Hours shall be Monday through Friday, 8:00 a.m. to 6:00 p.m. and Saturdays 8:00 a.m. to 1:00 p.m., excluding those holidays set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operation of the Building and Office Building Area. Lessee shall have access to the Demised Premises at all times. However, this provision shall not be construed to mean that Lessee shall have unlimited and unrestricted use of Building Services at all times.

     (E) Additional Rent. As used in this Lease, Additional Rent shall mean all sums in addition to Term Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

41. LEASE COMMENCEMENT. Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence, cannot deliver possession of the Premises as provided for in Subsection 26(A) to Lessee at the commencement of the agreed Term as set forth in Section 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Lease Term shall be for the full term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C or for any other reason attributable to Lessee (herein the "Commencement Date") and to terminate midnight of the day immediately preceding the Term anniversary of the Commencement Date, and if requested by Lessor, Lessor and Lessee shall, by a writing signed by the parties, ratify and confirm said commencement and termination Dates. Nothing contained herein shall be deemed to modify the commencement of the Lease Term as set forth in the Preamble and Lessee's obligations hereunder if Lessor is unable to deliver the Demised Premises on the Commencement Date by reason of Lessee's failure to comply with the requirements of Subsection 26(B).

42. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed, if to Lessee, at the above described Building; if to Lessor, at Lessor's Agent's address as set for below; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given if delivered personally, on delivery thereof, and if mailed, upon the tenth (10th) day after the mailing thereof.

             Burt Ross
             c/o Carriage IV Office Center, L.L.C.
             106 East Linden Street
             Englewood, NJ 07631

             To Lessee, M. Kurland, Irwin Balaban, CEO or Susan E. Rau

             Robocom Systems, Inc.
             511 Ocean Avenue
             Massapequa, New York 11758

43. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

44. EFFECT OF WAIVERS. No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Monthly Basic Rent or Additional Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

45. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Lessee agrees TO give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and Leases or otherwise) of the address of such mortgages and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagees and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

46. LESSOR'S RESERVED RIGHTS. Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location. Additionally, Lessor reserves unto itself all rights not granted Lessee, including by way of example and not by way of limitation, the right to change the name by which the Building is commonly known.

47. CORPORATE AUTHORITY. If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

48. GOVERNMENT REQUIREMENTS. In the event of the imposition of federal, state, or local government control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Lessor and Lessee shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Lessor and Lessee, the interpretation of Lessor shall prevail, and Lessor shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

49. RENEWAL OPTION. Lessee is hereby granted an option to renew this Lease upon the following terms and conditions:

     (A) At the time of the exercise of the option to renew and at the time of the said renewal, the Lessee shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

     (B) Notice of the exercise of the option shall be sent to the Lessor in writing at least six (6) months before the expiration of the Term of this Lease. TIME HEREBY BEING MADE OF THE ESSENCE.

     (C) The renewal term shall be for the term of 5 years, to commence at the expiration of the Term of this Lease, and all of the terms and conditions of this Lease, other than the Basic Rent, shall apply during any such renewal term.

     (D) The annual basic rent to be paid during the renewal term shall not be less than that paid for the Premises during the lease year of the original term of the Lease (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions). However, if the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee at least thirty
          (30) days prior to the notice period above of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and exercise, employ the services of an appraiser familiar with office buildings located within the Teaneck, New Jersey area comparable to the Building, who shall be a member of MIA and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent appraiser who shall be a member of MIA familiar with office buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of the renewal term, the basic RENT as established by Lessor, subject to retroactive ADJUSTMENT upon final determination of this issue.

50. RELOCATION BY LESSOR. Lessor hereby reserves the right, at its sole expense and on at least sixty (60) days' prior written notice, to require Lessee to move from the Premises to other space within the Office Building Area of comparable size and decor in order to permit Lessor to consolidate the space leased to Lessee with any other space leased or to be leased to another tenant provided, however, that in the event of receipt of any such Lessee, by written notice delivered to Lessor, within thirty (30) days of Lessee's receipt of said notice from Lessor, may elect not to move to the other space. If however, Lessee fails to notify Lessor of its election within such thirty (30) days, Lessee shall be deemed to have accepted such request. In the event Lessee rejects Lessor's relocation request, Lessor may, but shall not be obligated to, terminate this lease effective ninety (90) days after the date of the original notice of relocation by Lessor. The relocated premises shall not be materially different from the Premises and, if the relocated premises consist of more square footage than that comprising the Premises, Tenants shall nonetheless be obligated only to pay the Basic Rent and Additional Rent reserved hereunder for said relocated premises. In the event Lessor elects to terminate as aforesaid, Lessee shall have the option to withdraw its objection and comply with the relocation request. In the event of any such relocation, Lessor will pay all expenses of preparing and decorating the new premises so that they will be substantially similar, and no less in decorative quality to the Premises as same may exist immediately prior to such relocation, and Lessor will also pay the expense of moving Lessor's furniture and equipment to the relocated premises. In such event, this Lease and each and all of the terms, covenants and conditions hereof, shall remain in full force and effect and thereupon be deemed applicable to such new space except that the description of the Premises shall be revised and if applicable Lessee's Percentage shall likewise be revised.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                             CARRIAGE IV OFFICE CENTER, L.L.C.
                                             Lessor


/s/  <illegible>                        By:  /s/  Burt Ross
----------------------------                 -----------------------------
Witness                                      Burt Ross


                                             ROBOCOM SYSTEMS, INC.
                                             -----------------------------
                                                Lessee


/s/  Susan <illegible>                  By:  /s/  Irwin Baladan
----------------------------                 -----------------------------
Witness                                      Irwin Baladan

                                   EXHIBIT A-1

                                1086 Teaneck Road
                               Teaneck, New Jersey

BEGINNING at a point in the westerly side of the New Jersey State Highway Ramp leading from the westerly side of Teaneck Road to the northerly side of New Jersey State Highway Route #4 where said line is intersected by the dividing line between property now or formerly of Wm. A. Ohmsieder and property of the late Jacob H. Schilling, which is intended to be hereby described and running thence

(1) North 64 degrees 19 minutes 30 seconds West and in part over and along the said dividing line between property now or formerly of Ohmsieder and that of the late Jacob H. Schilling 322.39 feet to a point; running thence

(2) South 20 degrees 48 minutes 30 seconds West 208.59 feet to a point; running thence

(3) South 65 degrees 00 minutes 00 seconds East 274.80 feet to a point in the westerly line of the aforesaid State Highway Ramp, running thence

(4) North 25 degrees 26 minutes 30 seconds East along the westerly line of said Highway Ramp 95.33 feet to a point; running thence

(5) Still along the westerly line of said State Highway Ramp on a curve to the right having a radius of 210 feet a distance of 115.12 feet to the point or place of BEGINNING.

BEING commonly known as 1086 Teaneck Road, Teaneck, New Jersey.

7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Lessor. Business machines and mechanical equipment shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgment, to absorb and prevent vibration, noise and annoyance.

8. No additional lock or locks shall be placed by Lessee on any door in the Building without the prior written consent of Lessor. Two keys will be furnished Lessee by Lessor; any additional keys requested by Lessee shall be paid for by Lessee. Lessee, its agents and employees, shall not change any locks. All keys to doors and washrooms shall be returned to Lessor at the termination of tenancy, and, in the event of loss of any keys furnished, Lessee shall pay Lessor the cost thereof.

9. Lessee shall not employ any person of persons other than Lessor's janitors for the purpose of cleaning the Premises without the prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises, however occurring, or for any damage done to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause. The janitor's service furnished by Lessor does not include the beating or cleaning of carpets or rugs.

10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, except animals such as seeing-eye dogs, etc., as may be reasonably required to accommodate the needs of individuals with disabilities.

11. The requirements of Lessee will be attended to only upon the application at the office of the Building. Employees of Lessor shall not perform any work for Lessee or do anything outside of their regular duties unless under special instructions from the office of the Lessor. Lessor agrees to keep Lessee advised at all times of how to contact the Building Manager.

12. The Premises shall not be used for lodging or sleeping purposes.

13. Lessee shall not conduct, or permit any other person to conduct, any auction on the Premises, or manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor, except for the storage of usual supplies and inventory to be used by Lessee in the conduct of business; permit the Premises to be used for gambling, make any unusual noise in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wire music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Lessee shall not occupy or permit any portion of Premises leased to it to be occupied as an office for a public stenographer, or for the possession, storage, manufacture or sale of intoxicating beverages or tobacco in any form, or as a barber or manicure shop.

14. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Lessor. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner approved by Lessor.

15. Canvassing, soliciting and peddling in the Building are prohibited, and Lessee shall cooperate to prevent the same.

16. There shall not be used in the Premises or in the Building, either by Lessee or by others, in the delivery or receipt of merchandises, any hand trucks except those equipped with rubber tires and side guards.

17. Each tenant, before closing and leaving its premises, shall ensure that all windows are closed and entrance doors locked.

18. Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

19. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including but not limited to the following rights which are reserved to Lessor for its purposes in operating the Building:

     (a) The exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purpose.

     (b) The right to change the name or address of the Building, without incurring any liability to Lessee for so doing.

     (c) The right to install and maintain a sign or signs on the exterior of the Building.

     (d) The exclusive right to use or dispose of the use of the roof of the Building.

     (e) The right to limit the space on the directory of the Building to be allotted to Lessee. Lessor shall include Lessee's name on the building directory at no charge to Lessee.

     (f) The right to grant to anyone the right to conduct any particular business or undertaking in the Building.

     (g) Lessor will provide building standard identification signage at the entrance to Lessee's suite.

20. No tenant alterations or work of any type shall be constructed without the written approval of the Lessor.

                                      EXHIBIT C

WORK LETTER (Landlord)

1.   Enlarge Conference/Demo Room

2.   Install (1) 4'x5' glass window into conference room

3.   Install (1) dedicated line into the staging room

4. Install (1) exhaust fan (temperature controlled) in the staging room (an extra return?)

5.   Install sound batting in the manager's office ceiling

6.   Clean ceiling tiles and replace lighting lens covers if needed

7.   Coat rod in closet by manager's office

8.   Lock on staging and manager's offices

9.   Carpet - General Office:  Catalina #84378
              Conf./Demo:      Soft Jade #33323

10.  Vinyl base to match carpet

11.  V.C.T. in staging and storage rooms

12   Paint - Navaho White throughout (Benjamin Moore)
     Door trim to match carpet (need samples)

Exhibit C


                                   [GRAPHIC]

PARTIAL 4TH FLOOR PLAN
SCALE 1/8" = 1'-0"
CARRIAGE FOUR OFFICE CENTER

Job Title: AS-BUILT
Dahn & Krieger
Architects Planners PC
87 Summit Avenue, Hackensack, New Jersey 07601
Tel. 201 480 8575  Fax 201 480 5814

                                    EXHIBIT D

                               CLEANING SERVICES

The cleaning services will apply to the entire premises, including all office space, entrance lobby, public corridors, elevator cabs, stairways, and lavatories.

Nightly Services

     1.   dust sweep flooring

     2.   sweep all stairways

     3.   wipe drinking fountains

     4.   empty and clean wastebaskets, ashtrays, etc.

     5.   clean cigarette urns and replace sand or water as necessary

     6.   remove wastepaper and waste materials to a designated area in premises

Weekly Services

     1.   dust furniture, fixtures, desk equipment, telephones and window sills

     2.   dust baseboards, chair rails, trim, doors, etc., within reach

     3.   vacuum carpeted areas and rugs

     4.   clean entrance glass door

Occasional Service

     1. dust pictures, frames, charts and similar wall hangings, not reached in nightly cleaning

     2.   dust exterior of lighting fixtures

     3.   dust venetian blinds

     4. dust vertical surfaces such as partitions, ventilating louvers, etc., not reached in nightly cleaning

     5.   damp mop flooring

Nightly Service - Restroom Area

     1.   sweep, mop and sanitize floors

     2.   wash and polish mirrors, powder shelves, bright work, etc.

     3.   clean and sanitize commodes, toilet seats, wash basins, and urinals

     4.   dust partitions, tile walls, dispensers, doors and receptacles

     5.   empty and clean towel and sanitary disposal receptacles

     6.   remove wastepaper and refuse to a designated area in the premises

Occasional Service - Restroom Area

     1.   wash partitions, tile walls, and enamel surfaces

     2.   high dust walls and ceilings

     3.   dust exterior of lighting fixtures

     4.   fill toilet tissue, soap and towel dispenser with supplies

Entrance Lobbies & Public Areas, as required

     1.   sweep and wash flooring and vacuum carpeting

     2.   clean cigarette urns and replace sand or water

     3.   clean elevator cabs

     4. dust and clean electric fixtures and any other fittings in public corridors

     5.   clean stairways, office and utility doors

     6. exterior windows and glass and interior glass doors and partition glass will be washed inside and outside twice a year

Outside Service, as required

     1.   sweep driveway and curbs

     2.   sweep and clean sidewalks

     3.   remove snow from driveways, sidewalks, steps and parking areas

                                   EXHIBIT E

                                BUILDING HOLIDAYS

Building holidays shall be as follows:

          1. Memorial Day
          2. Independence Day
          3. Labor Day
          4. Thanksgiving Day and the day after
          5. Christmas Day
          6. New Year's Day
          7. Monday before or Friday after if July 4th falls on a Tuesday or Thursday